Filed Pursuant to Rule 424(b)(3)
Registration Number 333-239300

MERIT LIFE INSURANCE CO.

FIXED CONTINGENT DEFERRED ANNUITY CONTRACT

Supplement Dated August 8, 2022

to the Prospectus Dated May 2, 2022

This supplement updates certain information contained in the above-referenced prospectus for the Fixed Contingent Deferred Annuity Contract (the “Contract”) issued by Merit Life Insurance Co. (the “Company”). Please read this supplement carefully and retain it with the prospectus for future reference.

New Marketing Name

Effective immediately, the new marketing name for the Contract is “Banyan.”

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